Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas

Attention: Catherine Wang

Legal Department

60 Wall Street, 36th Floor

New York, New York 10005

(212) 250 – 7544

(Name, address and telephone number of agent for service)

SHIRE ACQUISITIONS INVESTMENTS IRELAND DESIGNATED ACTIVITY COMPANY

(Exact name of obligor as specified in its charter)

IRELAND	98-1281384
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5 RIVERWALK
CITYWEST BUSINESS CAMPUS
DUBLIN 24
IRELAND
+353 1 429 7700	N/A
(Address of principal executive offices)	(Zip code)

SHIRE PLC

(Exact name of obligor as specified in its charter)

JERSEY (CHANNEL ISLANDS)	98-0601486
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5 RIVERWALK
CITYWEST BUSINESS CAMPUS
DUBLIN 24
IRELAND
+353 1 429 7700	N/A
(Address of principal executive offices)	(Zip code)

DEBT SECURITIES

(Title of the Indenture securities)

Item   1.   General Information.

Furnish the following information as to the trustee.

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District)	New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.
New York State Banking Department	Albany, NY

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

Item   2.   Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

No.

Item 3. -15.                                 Not Applicable

Item  16.                                               List of Exhibits.

Exhibit 1 -

Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 1st day of September, 2016.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
	Name:	Carol Ng
	Title:	Vice President

Board of Governors of the Federal Reserve System Federal Deposit Insurance Corporation Office of the Comptroller of the Currency OMB Number 7100-0036 OMB Number 3064-0052 OMB Number 1557-0081 Approval expires March 31, 2018 Page 1 of 85 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business June 30, 2016 20160630 (RCON 9999) Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations. This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031. NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financia Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations. schedules) for this report date have been prepared in confor-mance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief. We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct. I, the undersigned CFO (or equivalent) of that the Reports of Condition and Income the named bank, attest (including the supporting Director (Trustee) Signature of Chief Financial Officer (or Equivalent) Director (Trustee) Date of Signature Director (Trustee) Submission of Reports Each bank must file its Report) data by either: Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener-ated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. (a) Using computer software to prepare its Call Report and then Data submitting the report data directly to the FFIEC’s Central Repository (CDR), an Internet-based system tion (https://cdr.ffiec.gov/cdr/), or (b) Completing its Call Report in paper form and for data collec-The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount. arranging with a software vendor or another party to convert the data into the electronic format that can be software vendor or other party the bank’s data file to the CDR. processed by the CDR. The then must electronically submit DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. by New York City (RSSD 9130) FDIC Certificate Number NY 10005 State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) (RSSD 9050) The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 06/2016 623

FFIEC 041
Page 15 of 85
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2016

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	1,264,000	1.a.
b. Interest-bearing balances (2)			0071	24,901,000	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	**0**	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	**0**	2.b.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (3)			B989	9,400,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a.
b. Loans and leases, net of unearned income	B528	16,933,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	37,000			4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	**16,896,000**	4.d.
5. Trading assets (from Schedule RC-D)			3545	**6,000**	5.
6. Premises and fixed assets (including capitalized leases)			2145	14,000	6.
7. Other real estate owned (from Schedule RC-M)			2150	**4,000**	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets:					
a. Goodwill			3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)			0426	**22,000**	10.b.
11. Other assets (from Schedule RC-F)			2160	**660,000**	11.
12. Total assets (sum of items 1 through 11)			2170	**53,167,000**	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	**41,402,000**	13.a.
(1) Noninterest-bearing (4)	6631	29,908,000			13.a.(1)
(2) Interest-bearing	6636	11,494,000			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (5)			B993	1,305,000	14.a.
b. Securities sold under agreements to repurchase (6)			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	**6,000**	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	**5,000**	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (7)			3200	0	19.
20. Other liabilities (from Schedule RC-G)			2930	**1,514,000**	20.
21. Total liabilities (sum of items 13 through 20)			2948	**44,232,000**	21.
22. Not applicable					

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Includes all securities resale agreements, regardless of maturity.
4. Includes noninterest-bearing demand, time, and savings deposits.
5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
6. Includes all securities repurchase agreements, regardless of maturity.
7. Includes limited-life preferred stock and related surplus.

06/2016

FFIEC 041
Page 16 of 85
RC-2

Schedule RC—Continued

Dollar Amounts in Thousands	RCON	Amount	
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	2,127,000	24.
25. Surplus (exclude all surplus related to preferred stock)	3839	601,000	25.
26. a. Retained earnings	3632	6,208,000	26.a.
b. Accumulated other comprehensive income (1)	B530	(1,000)	26.b.
c. Other equity capital components (2)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	**8,935,000**	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	**8,935,000**	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	**53,167,000**	29.

Memoranda

To be reported with the March Report of Condition.

	RCON	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during *2015*	6724	NA	M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NA	M.2.

1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.

06/2016